Exhibit 5.1

Carey Olsen Jersey LLP
47 Esplanade
St Helier
Jersey JE1 0BD
Channel Islands

T +44 (0)1534 888900
F +44 (0)1534 887744
E jerseyco@careyolsen.com

Our ref JMW/KT/LS/1043601/0015	31 May 2019

Quotient Limited

28 Esplanade

St Helier

Jersey JE2 3QA

Dear Sirs

Quotient Limited (the “Company”): Registration of Shares under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1

We have acted as the Company’s Jersey legal advisers in connection with the registration under the Securities Act and issuance and sale from time-to-time by the Company of up to $80,000,000 in aggregate ordinary shares of no par value in the capital of the Company (the “Shares”). The Shares will be sold and issued pursuant to an open market sales agreement dated 31 May 2019 between the Company and Jefferies LLC (the “Sales Agreement”).

1.2	Capitalised terms used in this Opinion but not defined herein shall have the respective meanings ascribed to them in the Sales Agreement.

1.3

In this Opinion “non-assessable” means, in relation to a Share, that the purchase price for which the Company agreed to issue and sell that Share has been paid in full to the Company, so that no further sum is payable to the Company or its creditors by any holder of that Share solely because of being the holder of such Share.

1.4	We should like to make the following observations:

1.4.1

We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.

    Carey Olsen Jersey LLP is registered as a limited liability partnership in Jersey with registered number 80.

BERMUDA     BRITISH VIRGIN ISLANDS     CAYMAN ISLANDS     GUERNSEY    JERSEY

CAPE TOWN     HONG KONG     LONDON     SINGAPORE                                                                                                      careyolsen.com

Quotient Limited

31 May 2019

1.4.2

We express no opinion as to whether the Registration Statement or the Prospectus (as defined in the Sales Agreement), singular or together, contain all the information required by Part 7 (Prospectuses) of the Companies (Jersey) Law 1991 as amended (the “CJL”) and Part 3 (Prospectuses) of the Companies (General Provisions) (Jersey) Order 2002 (together, the “Prospectus Rules”), the Securities Act and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the Registration Statement and Prospectus under the Prospectus Rules, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

2.	Documents examined

2.1	For the purposes of this Opinion we have examined and relied on the following:

2.1.1	the a copy of the Sales Agreement;

2.1.2	the Registration Statement and Prospectus;

2.1.3

the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (the “Public Records” and such inspections, the “Public Records Searches”);

2.1.4	a copy of the certificate of incorporation of the Company (the “Certificate of Incorporation”);

2.1.5	a copy of the memorandum and articles of association of the Company (together, the “Memorandum and Articles of Association” and such articles of association, the “Articles of Association”);

2.1.6	a consent pursuant to the Prospectus Rules to the circulation by the Company of the Prospectus (the “Registrar’s Consent”);

2.1.7	a certificate of a Director of the Company (the “Director’s Certificate”); and

2.1.8	copies of written resolutions of the directors of the Company dated 30 May 2019 (the “Director Resolutions”).

careyolsen.com

Quotient Limited

31 May 2019

2.2	We have not examined or relied on any other documents for the purpose of this Opinion.

3.	Assumptions

3.1	For the purposes of giving this Opinion we have relied on the following assumptions:

3.1.1

that each party (other than the Company as a matter of Jersey law) has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.2	that the Sales Agreement is duly executed by or on behalf of the Company in accordance with the relevant resolution(s) of the directors of the Company and is duly delivered and dated;

3.1.3	that where we have examined drafts, the Sales Agreement as executed does not differ in any material respect from the drafts that we have examined;

3.1.4

that the copies of the Certificate of Incorporation and Memorandum and Articles of Association examined by us are true, complete and accurate copies of the Certificate of Incorporation and Memorandum and Articles of Association that are in full force and effect at the date of this Opinion and that there are no:

(a)	special resolutions; or

(b)	resolutions or agreements which have been agreed to by, or which effectively bind, members of the Company,

that affect, override or amend the Memorandum and Articles of Association, other than as appear in the Public Records;

3.1.5	the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.6	that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

careyolsen.com

Quotient Limited

31 May 2019

3.1.7

that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete;

3.1.8

the accuracy and completeness of the Director’s Certificate, and of all statements as to matters of fact contained in the other documents referred to in paragraph 2 above, as at the date of this Opinion;

3.1.9	each person named as a member of the Company in the Register of Members has agreed to become a member of the Company;

3.1.10

the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents, licences, permits or equivalent under such regulatory legislation; and

3.1.11	that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2	We have not independently verified the above assumptions.

4.	Opinion

As a matter of Jersey law, and on the basis of and subject to the above and the qualification below, we are of the following opinion:

4.1

The Shares have been authorised and, upon determination of the price and other terms upon which the Shares are to be sold and paid for by written resolution of the ATM Committee (as established in the Director Resolutions), and upon sale, issuance and delivery against payment in accordance with such terms and as contemplated by the Prospectus and Sales Agreement and registered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

5.	Qualification

5.1

In order to maintain the Company in good standing under Jersey law an annual return must be delivered, with payment of the current fee, to the Registrar of Companies before the end of February in each year.

5.2

The register of members of a Jersey company is prima facie evidence of any matters which are by the CJL directed or authorised to be inserted in it. The CJL requires that the register of members of a Jersey company includes, amongst other things, the name and address of every member and, where he or she is a member because he or she holds shares in the company, the number of shares held by the member and, in the case of shares which are not fully paid, the amount remaining unpaid on each share

careyolsen.com

Quotient Limited

31 May 2019

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2

This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3

We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4	This Opinion is addressed to the Company in connection with the issuance, sale and registration of the Shares under the Securities.

6.5

We consent to the filing of a copy of this opinion as Exhibit 5.1 to a Current Report on Form 8-K that shall be incorporated by reference into the Registration Statement and to the reference to us being made under the caption “Legal Matters” in the prospectus supplement relating to the Shares which is part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Yours faithfully

Carey Olsen Jersey LLP

careyolsen.com